UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF

THE SECURITIES EXCHANGE ACT OF 1934

MAN ETF SERIES TRUST

(Exact Name of Registrant as Specified in Its Charter)

DELAWARE	See Below
(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)

1345 Avenue of the Americas, 21st Floor,

New York, NY 10105

(Address of Principal Executive Offices)

Copies to:

Clair E. Pagnano, Esq. K&L Gates LLP One Congress Street Boston, Massachusetts 02114-2023	Kevin R. Gustafson, Esq. K&L Gates LLP 70 West Madison Street Chicago, Illinois 60602

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange On Which Each Class is to be Registered	IRS Employer Identification Number
Man Active Emerging Markets Alternative ETF	The Nasdaq Stock Market LLC	41-2920177
Man Active Trend Enhanced ETF	The Nasdaq Stock Market LLC	41-2723025

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☐

Securities Act registration statement file number to which this form relates:

333-288011

Securities to be registered pursuant to Section 12(g) of the Act:

NONE

(Title of Class)

Item 1. Description of Registrant’s Securities to be Registered.

A description of the securities of Man Active Emerging Markets Alternative ETF and Man Active Trend Enhanced ETF, each a series of Man ETF Series Trust (the “Trust”) to be registered hereunder is set forth in Post-Effective Amendment No. 3 to the Trust’s Registration Statement on Form N-1A (File Nos. 333-288011 and 811-24097), as filed with the Securities and Exchange Commission (“SEC”) on December  11, 2025 via SEC Accession No.  0001193125-25-316292, which descriptions are incorporated herein by reference. Any form of amendment or supplement to the registration statement that is subsequently filed is hereby also incorporated by reference herein.

Item 2. Exhibits.

A. Registrant’s Amended and Restated Agreement and Declaration of Trust, dated August 22, 2025 (filed electronically as Exhibit (a) to Pre-Effective Amendment No. 1 to the Registrant’s Registration Statement on Form N-1A on September 8, 2025, File No.  333-288011, and incorporated herein by reference).

B. Registrant’s By-laws, dated March 10, 2025 (filed electronically as Exhibit (b) to the Registrant’s Registration Statement on Form N-1A on June 13, 2025, File No. 333-288011, and incorporated herein by reference).

[The remainder of this page was left blank intentionally. The signature is on the following page.]

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: December 12, 2025

Man ETF Series Trust

By:	/s/ Lisa Muñoz
Name:	Lisa Muñoz
Title:	Secretary